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Exhibit 99.2

CONSENT OF
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Deal Committee of the Board of Directors
MarkWest Hydrocarbon, Inc.
216 16th Street, Suite 1100
Denver, CO 80202

We hereby consent to the attachment of our opinion letter dated September 5, 2007 addressed to the deal committee of the board of directors of MarkWest Hydrocarbon, Inc. (the "Corporation") as Annex G to the joint proxy statement/prospectus which forms a part of this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-147370) of MarkWest Energy Partners, L.P. (the "Partnership") relating to the proposed merger of the Corporation with a subsidiary of the Partnership and to the related redemption for cash by the Corporation of shares of the Corporation's common stock, and to the references to such opinion in such joint proxy statement/prospectus under the caption entitled "Special Factors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated—Financial Advisor to the Deal Committee of the Corporation Board." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of this version of the above referenced Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ MARK CARMAIN
	Name:	Mark Carmain
	Title:	Managing Director

Houston, Texas
December 21, 2007

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  Exhibit 99.2
CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED